Exhibit 99.1

Daybreak Oil and Gas, Inc. Announces Special Shareholder Meeting

as It Nears Completion of Its Acquisition of Reabold California LLC

SPOKANE VALLEY, Washington, April 26, 2022--Daybreak Oil and Gas, Inc. (OTC PINK: DBRM) (“Daybreak” or the “Company”), a Washington corporation, is pleased to announce a Special Shareholder Meeting to be held at 10:00 a.m. CDT on May 20, 2022.

The purpose of the Special Meeting, among other things, is to consider and vote upon a proposal to approve the Equity Exchange as contemplated by the Equity Exchange Agreement (as amended, the “Exchange Agreement”) by and between Daybreak, Reabold California LLC, a California limited liability company (“Reabold”), and Gaelic Resources Ltd., a private company incorporated in the Isle of Man and the 100% owner of Reabold. This proposal will require 66.67% approval of all the shareholders entitled to vote on March 22, 2022. A proxy statement containing this, and other items of business along with a ballot for voting, has been mailed on or about April 21, 2022 to all shareholders eligible to vote.

James F. Westmoreland, President and Chief Executive Officer, commented; “The acquisition of Reabold will be a transforming event for the Company and its shareholders, and I would encourage our shareholders to vote for all of the proposals listed in the proxy. At closing, the combined oil reserves for the Company will be just over 1.0 million barrels of proved reserves with significant near-term upside potential. We are currently in the process of obtaining drilling permits for both property areas so we can begin development drilling soon after we close the transaction. The Board of Directors and I would like to thank all the hard work put in by all our employees and contractors that worked on this transaction.

Daybreak Oil and Gas, Inc. is an independent crude oil and natural gas company currently engaged in the exploration, development and production of onshore crude oil and natural gas in the United States. The Company is headquartered in Spokane Valley, Washington with an operations office in Friendswood, Texas. Daybreak owns a 3-D seismic survey that encompasses 20,000 acres over 32 square miles with approximately 6,500 acres under lease in the San Joaquin Valley of California. The Company operates production from 20 oil wells in our East Slopes project area in Kern County, California.

More information about Daybreak Oil and Gas, Inc. can be found at www.daybreakoilandgas.com.

Contact:

Ed Capko Telephone: 815-942-2581

Investor Relations Email: edc@daybreakoilandgas.com

Certain statements contained in this press release constitute “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof. These forward-looking statements are based on our current expectations, assumptions, estimates and projections for the future of our business and our industry and are not statements of historical fact. Such forward-looking statements include, but are not limited to, statements about our expectations regarding our financing, our future operating results, our future capital expenditures, our expansion and growth of operations and our future investments in and acquisitions of crude oil and natural gas properties. We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic and business conditions; exposure to market risks in our financial instruments; fluctuations in worldwide prices and demand for crude oil and natural gas; fluctuations in the levels of our crude oil and natural gas exploration and development activities; our ability to find, acquire and develop crude oil and natural gas properties, including the ability to develop the East Slopes Project and Michigan prospects; risks associated with crude oil and natural gas exploration and development activities; competition for raw materials and customers in the crude oil and natural gas industry; technological changes and developments in the crude oil and natural gas industry; legislative and regulatory uncertainties, including proposed changes to federal tax law and climate change legislation, and potential environmental liabilities; our ability to continue as a going concern; and our ability to secure additional capital to fund operations. Additional factors that may affect future results are contained in our filings with the Securities and Exchange Commission (“SEC”) and are available at the SEC’s web site http://www.sec.gov. Daybreak Oil and Gas, Inc. disclaims any obligation to update and revise statements contained in this press release based on new information or otherwise.